UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019 (February 8, 2019)

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2019, Gerald W. Grupe discussed with Kite Realty Group Trust (the “Company”) his retirement from the Board of Trustees (the “Board”) of the Company, effective as of the end of his current term at the 2019 annual meeting of shareholders on May 14, 2019. As a result of his retirement, Mr. Grupe will not stand for reelection to the Board at the 2019 annual meeting of shareholders, and the Board has determined to reduce the size of the Board from nine to eight members for trustee elections in 2019.

Mr. Grupe was first elected to serve on the Board in 2014. In this capacity, he provided leadership and guidance to the Company based on his personal accomplishments as a successful businessman and contributor to our community.  Mr. Grupe has not expressed any disagreements with the Company with respect to any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events

On February 13, 2019, the Company issued a press release announcing that it has scheduled its annual meeting of shareholders to be held on Tuesday, May 14, 2019, at 9:00 a.m. Eastern Time for shareholders of record as of the record date.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Kite Realty Group Trust Press Release, dated February 13, 2019

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kite Realty Group Trust Press Release, dated February 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: February 13, 2019	By:	/s/ Scott E. Murray
		Name:	Scott E. Murray
		Title:	Executive Vice President, General Counsel and Corporate Secretary